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                                                                     EXHIBIT 5.1


                      AKERMAN, SENTERFITT & EIDSON, P.A.
                             ONE SE THIRD AVENUE
                                  28th Floor
                            MIAMI, FLORIDA  33131
                                (305)374-5600
                            Telecopy (305)374-5095

                               January 29, 1997


Republic Industries, Inc.
450 E. Las Olas Boulevard, Suite 1200
Fort Lauderdale, Florida 33301

    Re:      Republic Industries, Inc.
             Registration Statement on Form S-8

Gentlemen:

    We have acted as counsel to Republic Industries, Inc., a Delaware corporation (the "Company") in connection with the preparation and filing of a Form S-8 Registration Statement (the "Registration Statement") relating to 416,533 shares (the "Shares") of the Company's common stock, $.01 par value per share, issuable upon the exercise of options assumed by the Company which were granted under the AutoNation Incorporated 1995 Employee Stock Option Plan
(the "Plan").

        We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

        On the basis of the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

        The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by any other jurisdiction.

        This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to all references to the firm in the Registration Statement.



                                        Very truly yours,



                                        /s/ Akerman, Senterfitt & Eidson, P.A.
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                                        Akerman, Senterfitt & Eidson, P.A.